Exhibit 31.2

Certification of the Chief Financial Officer
Pursuant to
§240.13a−14 or §240.15d−14 of the Securities Exchange Act of 1934, as amended

I, Thomas C. Varvaro, certify that:

1. I have reviewed this amended quarterly report on Form 10−Q/A of ChromaDex Corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: October 12, 2011
/s/ THOMAS C. VARVARO
Thomas C. Varvaro
Chief Financial Officer